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                                                                  Exhibit 3 (b)

                                                           Bylaws of East Ridge


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                                                                    EXHIBIT 3(b)

                                     BY-LAWS
                                       OF
                           EAST RIDGE BANCSHARES, INC.

                                   ARTICLE I.
                                     OFFICES

         1. The principal office of the corporation shall be at 4154 Ringgold Road, East Ridge, Tennessee.

         2. The corporation may also have offices in such other places, either within or without the State of Tennessee, as the Board of Directors may from time to time appoint, or the business of the corporation may require.

                                   ARTICLE II.
                             STOCKHOLDERS' MEETINGS

         1. Meetings of the Stockholders of the corporation shall be held at the office of the corporation in East Ridge, Tennessee, or at any other location within Hamilton County, Tennessee, as determined by a majority of the Board of Directors.

         2. The annual meeting of the stockholders of the corporation for the election of Directors and for the transaction of such other business as may properly come before it, shall be held between Ten A.M. and Eight P.M. on the last Thursday in April of each year, unless that is a holiday, in which case such meeting shall be held on the next secular or business day. All stockholders of record thirty (30) days before the date of the meeting shall be gi~en notice of the date, time and place of said meeting, by written notice, at least ten
(10) days prior to the date of the meeting to each said stockholder at the address shown by the stock records of the corporation.

         3. A majority of the stock entitled to vote is required to constitute a quorum at any stockholders' meeting. If, however, such a majority shall not be present or represented at any regular or special meeting of the stockholders, the stockholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such majority of voting stock shall be present, whereupon any business may be transacted which might have been transacted at the meeting as originally notified. All questions at meetings of the stockholders shall be decided by vote of a majority of the stock represented at such meeting.

         4. Special Meetings of the stockholders may be called by the Chairman of the Board of Directors, by one-third of the Board of Directors or by the owners of twenty (20%) percent or more of the outstanding stock of the corporation. All stockholders of record thirty (30) days before the date of the meeting shall be given notice of the date, time and place of any special meeting of the stockholders, and stating the purpose or purposes of said meeting and the business to be discussed, said notice to be given by written notice at least ten
(10) days prior to the date of the meeting to each stockholder at the address shown by the stock records of the corporation.

         5. The Chairman of the Board shall preside at all meetings of the stockholders, and in his absence or refusal to serve, the Vice Chairman of the Board, if any, shall preside.

         6. At all meetings of the stockholders, each stockholder shall be entitled to cast one vote for each share of voting stock recorded in his name on the books of the corporation thirty (30 days before the meeting.

         7. A stockholder authorized to vote may by proxy executed in writing appoint a representative to cast his vote or votes.

                                  ARTICLE III.
                                    DIRECTORS



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         1. The business and affairs of the corporation shall be managed by a
Board of Directors, which shall consist of five (5) members who shall be shareholders of the corporation.

         2. Each director shall serve for the term of one year or until his successor shall have been duly elected and qualified; subject, however, to the right of removal of any director at any time for "cause", by the affirmative vote of a majority of the entire Board of Directors. For purposes of this subsection, "cause" shall mean final conviction of a felony, declaration of unsound mind by court order, adjudication of bankruptcy, nonacceptance of office, or conduct prejudicial to the interest of the corporation.

         3. The directors may hold their meetings at the office of the corporation in East Ridge, Tennessee, or at such other place or places, within Hamilton County, Tennessee, as they may from time to time determine.

         4. A majority of the Board of Directors at a meeting duly assembled shall be necessary to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the vote of a greater number is required by law, by the Charter, or by these By-Laws.

         5. No stated salary shall be paid the directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and the expenses of attendance, if any, may be allowed for each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity.

                                   ARTICLE IV.
                               BOARD OF DIRECTORS

         1. The Board of Directors shall have in addition to such powers as are hereinafter expressly conferred on it and all such powers as may be conferred on it by law, all such powers as may be exercised by the corporation, subject to the provisions of the law, the Charter, and these By-Laws.

         2. The corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Tennessee, including without limitation the powers specified in the Charter of the corporation, and the power:

         (a) To purchase or otherwise acquire property, rights or privileges for the corporation which the corporation has power to take, at such prices and on such terms as the Board of Directors may deem proper;

         (b) To pay for such property, rights or privileges in whole or in part with money, stocks, bonds, debentures or other securities of the corporation, or by the delivery of other property of the corporation;

         (c) To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every act and thing necessary to effectuate the same;

         (d) To elect the corporate officers and fix their salaries; to appoint employees, and to dismiss them at its discretion; to fix their duties and emoluments, and to change them from time to time; and to require security as it may deem proper;

         (e) To confer on any officer of the corporation the power of selecting, discharging or suspending such employees;

         (f) To determine by whom and in what manner the corporation's bills, notes, receipts, acceptances, guaranties, endorsements, checks, releases, contracts or other documents shall be signed; and

         (g) To fill, by a vote of a majority of the directors then in office, vacancies in the Board of Directors resulting from an increase in the number of directors, and vacancies occurring in the Board of Directors for any reason.


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                                   ARTICLE V.
                              MEETINGS OF DIRECTORS

          1. Following each annual election of directors, the newly elected directors shall meet for the purpose of organization, the election of officers and the transaction of other business; and, if a majority of the directors be present at such place, day and hour, no prior notice of such meeting shall be required to be given to the directors. The place, day and hour of such meeting may also be fixed by written consent of the directors.

         2. Regular meetings of the directors shall be held at such time and place as the Board of Directors may by resolution determine. Notice of the time and place of the meetings shall be given as specified for a special meeting.

         3. Special meetings of the directors may be called by the Chairman of the Board of Directors or the President on two (2) days' notice in writing or on one (1) day's notice by telegram to each director, and shall be called by the Chairman or the President in like manner on the written request of two (2) directors. The notice shall state the place, day and hour where it is to be held.

         4. Special meetings of the directors may be held at any time on written waiver of notice or by consent of all the directors.

         5. A majority of the directors shall constitute a quorum~m, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

         6. The directors may take action which they are required or permitted to take, without a meeting, on written consent setting forth the action so taken, signed by all of the directors entitled to vote thereon.

                                   ARTICLE VI.
                                    OFFICERS

         1. The officers of the corporation shall be chosen by the directors and shall serve until their successors are elected and qualified. The officers of the corporation shall consist of a President, a Secretary and a Treasurer, and such number of Vice Presidents as the Board may, from time to time, determine and appoint. Any person may hold two or more offices, except that the President shall not also be the Secretary. The officers need not be directors or stockholders.

         2. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         3. If the office of any officer or officers appointed by the Board of Directors becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         4. The officers of the corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board shall be subject to removal at any time with or without cause by the affirmative vote of a majority of the Board of Directors.

         5. The salaries and compensation of all officers of the corporation appointed by the Board of Directors shall be fixed by the Board.

                                  ARTICLE VII.
                     THE CHAIRMAN OF THE BOARD OF DIRECTORS

         The Chairman of the Board of Directors shall preside at all meetings of stockholders and the Board of Directors and shall have the general powers and duties of supervision and management usually vested in the office of Chairman of the Board of Directors of a corporation.


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                                  ARTICLE VIII.
                                  THE PRESIDENT

         The President shall be the Chief Executive Officer of the corporation; he shall have general management of the corporation and shall have power to make all contracts and to conduct the daily business of the corporation, and perform all other duties generally exercised by a Chief Executive officer of a corporation; he may appoint employees of the corporation and fix their compensation, subject to the general supervisory powers of the Board of Directors, ant do and perform such other duties as from time to time may be assigned to him by the Board of Directors and as may be authorized by law.

                                   ARTICLE IX.
                                 VICE PRESIDENTS

         Vice Presidents shall perform such of the duties and exercise such of the powers as may be prescribed by the Board of Directors or the President, under whose supervision they shall be.

                                   ARTICLE X.
                                    SECRETARY

         The Secretary shall attend all sessions of the Board of Directors and of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of the Stockholders and of the Board of Directors and shall perform such other duties as are incident to his office or as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.

                                   ARTICLE XI.
                                    TREASURER

         1. The Treasurer shall have custody of the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors

         2. He shall disburse the funds of the corporation as may be ordered by the Board or by the President, under whose supervision he shall be, taking proper vouchers for such disbursements, and shall render to the Board or the President, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

         3. He shall keep or cause to be kept an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

         4. He shall give the corporation a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of duties of his office and the restoration to the corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the corporation. He shall perform such other duties as the Board of Directors may from time to time prescribe or require.

                                  ARTICLE XII.
                       DUTIES OF OFFICERS MAY BE DELEGATED

         In case of the absence of any officer of the corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the full Board concur therein.

                                  ARTICLE XIII.
                              CERTIFICATES OF STOCK



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         The certificates of stock of the corporation shall be numbered, shall be entered in the books of record of the corporation as they are issued, and shall be signed by the President and the Treasurer or the Secretary. Each certificate shall include the following upon the face thereof: (a) That the corporation is organized under the laws of this State; (b) The name of the corporation; (c) The name of the person to whom issued; (d) The number and class of shares, and the designation of the series, if any, which such certificate represents; (e) The par value of each share represented by such certificate, or a statement that the shares are without par value; and (f) Such other provisions as the Board may from time to time require. Either or both of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar other than an officer or employee of the corporation, but such certificate need not be countersigned or registered unless required by the Board of Directors by specific resolution.

                                  ARTICLE XIV.
                       TRANSFERS OF STOCK AND RECORD DATE

         Transfers of shares of stock shall be made upon the books of the corporation, upon the surrender of the appropriate stock certificate endorsed by the person or persons named thereon as owners (or by their attorney, lawfully constituted in writing), and upon receipt of an opinion of counsel for such owners, in form and content satisfactory to counsel for the corporation, that such shares of stock may be lawfully transferred. The Board of Directors shall appoint an officer to facilitate transfers by stockholders under such regulations as the Board may from time to time prescribe. The transfer books may be closed by the Board for such period, not to exceed thirty (30) days, as may be deemed advisable for dividend or other purposes, or in lieu of closing the books, the Board may fix in advance a date as the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders, or entitled to payment of any dividend. The record date shall not be less than ten
(10) days prior to the date on which the particular action requiring such determine-poration for transfer shall be canceled, and no new certificate for like number of shares shall have been surrendered and canceled, except that in case of a lost or destroyed certificate a new one may be issued on the terms prescribed by Article XVI.

                                   ARTICLE XV.
                             REGISTERED STOCKHOLDERS

         The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof; and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Tennessee.

                                  ARTICLE XVI.
                                LOST CERTIFICATE

         The corporation may issue new share certificates in place of certificates represented to have been lost, destroyed, stolen or mutilated upon receiving an affidavit of lost certificate and an indemnity agreement satisfactory to the Secretary or Treasurer or other officer of the corporation, without further action of the Board of Directors.

                                  ARTICLE XVII.
                                PREEMPTIVE RIGHTS

         No stockholder of the corporation shall, because of his ownership of shares, have a preemptive or other right to purchase, subscribe for, or take any part of any shares or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of the corporation issued, optioned, or sold by it after its incorporation. Any part of the capital shares and any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warranties to purchase shares authorized by the corporation may at any time be issued, optioned for sale, and sold or disposed of by the corporation pursuant to a resolution of its Board of Directors to such persons and upon such terms as may to such Board seem proper without first offering such shares or securities or any part thereof to existing stockholders.

                                 ARTICLE XVIII.
                      CONTRACTS LOANS. CHECKS AND DEPOSITS



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         1. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         2. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         3. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         4. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE XIX.
                                   FISCAL YEAR

         Effective January 1, 1984, the fiscal year of the corporation shall begin on the first day of January in each year.

                                   ARTICLE XX.
                                    DIVIDENDS

         1. Dividends on the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law.

         2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors may from time to time, in their sole and absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation, or for such other purposes as the directors deem in the best interest of the corporation.

                                  ARTICLE XXI.
                                      SEAL

         This corporation may or may not have a corporate seal, and if a seal is adopted, it shall consist of an imprint of the words "East Ridge Bancshares, Inc., State of Tennessee, 1983", and the words "Corporate Seal".

                                  ARTICLE XXII.
                                     NOTICES

         1. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing by depositing the same in the United States mail, postage pre-paid, or by telegram addressed to such stockholder, at such address as appears on the stock transfer books of the corporation, or as to any officer or director at such address as appears on the records of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus deposited, or the telegram sent.

         2. Any director, officer or stockholder may waive any notice of any meeting required to be given under these By-Laws either before, at or after the meeting.

                                 ARTICLE XXIII.
                                   AMENDMENTS



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         1. The Board of Directors shall have power to make, amend and repeal the By-Laws of the corporation by a vote of a majority of the entire Board at any regular or special meeting of the Board.

         2. The stockholders may make, alter, amend or repeal the By-Laws of this corporation at any annual meeting or at a special meeting called for that purpose, and all By-Laws made by the directors may be altered or repealed by vote of the majority of the stockholders.

                                  ARTICLE XXIV.
                                 INDEMNIFICATION

         The corporation shall indemnify any director, officer or employee, or former director, officer or employee of the corporation, or any person who may have served at its request as a director, officer or employee of another corporation in which the corporation owns shares of stock, or of which the corporation is a creditor, and each such director, officer or employee shall be entitled without further act on his part to indemnity from the corporation against any judgments, and any expenses, including attorney fees, actually and necessarily incurred by him in connection with any action, suit or proceeding or any appeal therein, whether civil or criminal in nature, in which he is made a party by reason of being or having been such a director, officer or employee (whether or not a director, officer or employee at the time such judgments or expenses are incurred by or imposed upon him), except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty, or to have breached his duty to the corporation under Tennessee Code Annotated Section 48-813. The corporation may also reimburse to any director, officer or employee the reasonable amounts paid in settlement and reasonable expenses, including attorney fees, of any such action, suit or proceeding, if it shall be found by a majority of the directors that it was to the interest of the corporation that such settlement be made and that such director, officer or employee was not guilty of gross negligence or willful misconduct in the performance of duty or to ha~e breached his duty to the corporation under Tennessee Code Annotated
Section 48-813. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled by law or under any by-law, agreement, vote of shareholders or otherwise. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such director, officer or employee, and shall in no event be construed to enlarge the rights of indemnification provided under the Tennessee General Corporation Act.

                                  ARTICLE XXV.
                    VOTING SHARES HELD IN OTHER CORPORATIONS

         In the absence of other arrangements by the Board of Directors, shares of stock issued by any other corporation and owned or controlled by this corporation, may be voted at any stockholders' meeting of the other corporation by the President of this corporation or, if he is not present at the meeting, by the Vice President of this corporation; and in the event neither the President or the Vice President is to be present at a meeting, the shares may be voted by such person as the President and Secretary of the corporation shall by duly executed proxy designate to represent the corporation at the meeting.

AMENDMENTS

Amendment, Adopted at Annual Meeting of Stockholders, April 2, 1984:

                                   ARTICLE III
                                    DIRECTORS

                  1. The business and affairs of the corporation shall be managed by a Board of Directors which shall consist of not less than five (5) and not more than nine (9) members who shall all be shareholders of the corporation. If, at any time, the number of directors is less than the maximum of nine (9), the vacancy or vacancies may be filled by a vote of the Board of Directors.

Amendment, Adopted at Annual Meeting of Stockholder, May 7, 1987:



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         RESOLVED that Article 3, Section 1, of the by-laws be and is hereby amended by inserting the number 8 in the stead of the number 5 that appears therein, hereby setting the number of directors at 8.